Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (No.333-122431) on Form S-3, Registration Statement (No. 333-132983) on Form S-8, and Registration Statement (No. 333-145122) on Form S-3 of Medivation, Inc. (a development stage company) of our report dated February 12, 2007 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-KSB of Medivation, Inc. for the year ended December 31, 2007.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

February 15, 2008